Exhibit 21

	Entity Name	Jurisdiction of Formation
1.	1902 Federal Road, LLC	Delaware
2.	Airfoil Technologies International-Ohio, Inc.	Delaware
3.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
4.	Arrow Internacional de Mexico S.A. de C.V.	Mexico
5.	Arrow International CR, a.s.	Czech Republic
6.	Arrow International Investment Corp.	Delaware
7.	Arrow International, Inc.	Pennsylvania
8.	Arrow Interventional, Inc.	Delaware
9.	Arrow Medical Holdings B.V.	Netherlands
10.	Distribuidora Arrow, S.A. de C.V.	Mexico
11.	Eon Surgical Ltd.	Israel
12.	GF Holdings GmbH	Austria
13.	Hotspur Technologies, Inc.	Delaware
14.	Hudson Euro Co. S.a.r.l.	Luxembourg
15.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
16.	ICOR AB	Sweden
17.	IH Holding LLC	Delaware
18.	Inmed Manufacturing Sdn. Bhd.	Malaysia
19.	Intavent Direct Ltd	UK
20.	LMA Medical Innovations Limited	Seychelles
21.	LMA Urology B.V.	Netherlands
22.	LMA Urology Limited	Seychelles
23.	LMA Urology Schweiz AG	Switzerland
24.	Mayo Healthcare Pty Ltd.	Australia
25.	Medical Innovation B.V.	Netherlands
26.	Medical Services GmbH	Germany
27.	Osprey Insurance Company	Arizona
28.	Productos Aereos, S.A. de C.V.	Mexico
29.	Rusch Asia Pacific Sdn. Bhd.	Malaysia
30.	Rüsch Austria GmbH	Austria
31.	Rusch Mexico, S.A. de C.V.	Mexico
32.	Rusch Uruguay Ltda.	Uruguay
33.	Saving Lives Limited	Seychelles
34.	Semprus BioSciences Corp.	Delaware
35.	Simal SA	Belgium
36.	Sometec Holdings, S.A.S.	France
37.	Technology Development Corporation	Pennsylvania
38.	Technology Holding Company II	Delaware
39.	Technology Holding Company III	Delaware
40.	Teleflex Care	Bermuda
41.	Teleflex Funding Corporation	Delaware
42.	Teleflex Grundstücks GmbH & Co. KG	Germany
43.	Teleflex Health Ltd.	Bermuda
44.	Teleflex Holding Netherlands B.V.	Netherlands
45.	Teleflex Holding Singapore Pte. Ltd.	Singapore
46.	Teleflex Korea Ltd.	South Korea
47.	Teleflex Life Sciences	Ireland
48.	Teleflex Lux Holding S.a.r.l.	Luxembourg
49.	Teleflex Medical Asia Pte Ltd.	Singapore
50.	Teleflex Medical Australia Pty Ltd	Australia
51.	Teleflex Medical Brasil Servicos e Comercio de Produtos Medicos Ltda.	Brazil
52.	Teleflex Medical B.V.	Netherlands
53.	Teleflex Medical BVBA	Belgium
54.	Teleflex Medical Canada Inc.	Canada
55.	Teleflex Medical Chile SpA	Chile
56.	Teleflex Medical Colombia SAS	Colombia
57.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
58.	Teleflex Medical Devices S.a.r.l.	Luxembourg
59.	Teleflex Medical EDC BVBA	Belgium
60.	Teleflex Medical Europe Limited	Ireland
61.	Teleflex Medical GmbH	Germany
62.	Teleflex Medical GmbH	Switzerland
63.	Teleflex Medical Hellas s.a.	Greece
64.	Teleflex Medical Incorporated	California
65.	Teleflex Medical Japan, Ltd.	Japan
66.	Teleflex Medical New Zealand	New Zealand
67.	Teleflex Medical Private Limited	India
68.	Teleflex Medical (Proprietary) Limited	South Africa
69.	Teleflex Medical SAS	France
70.	Teleflex Medical, S.A.	Spain
71.	Teleflex Medical Sdn. Bhd.	Malaysia
72.	Teleflex Medical s.r.l.	Italy
73.	Teleflex Medical, s.r.o.	Czech Republic
74.	Teleflex Medical, s.r.o.	Slovakia
75.	Teleflex Medical Trading (Shanghai) Company Ltd.	China
76.	Teleflex Medical Tuttlingen GmbH	Germany
77.	Teleflex Research S.a.r.l.	Luxembourg
78.	Teleflex Swiss Holding GmbH	Switzerland
79.	TFX Aviation Inc.	California
80.	TFX Beteiligungsverwaltungs GmbH	Germany
81.	TFX Development LLC	Delaware
82.	TFX Engineering Ltd.	Bermuda
83.	TFX Equities Incorporated	Delaware
84.	TFX Group Limited	UK
85.	TFX Holding GmbH	Germany
86.	TFX International Corporation	Delaware
87.	TFX International SAS	France
88.	TFX Medical Wire Products, Inc.	Delaware
89.	TFX North America Inc.	Delaware
90.	The Laryngeal Mask Company Limited	Seychelles
91.	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
92.	The Laryngeal Mask Company (Singapore) Pte. Ltd.	Singapore
93.	VasoNova, Inc.	Delaware
94.	Vidacare Australia Pty Ltd	Australia
95.	Vidacare B.V.	Netherlands
96.	Vidacare LLC	Delaware
97.	Willy Rusch GmbH	Germany
98.	Willy Rüsch + Seidel Medicalprodukte GmbH	Germany
99.	WIRUTEC Rusch Medical Vertriebs GmbH	Germany
100.	Wolfe-Tory Medical, Inc.	Utah

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